UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2020
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PhaseBio Pharmaceuticals, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-38697	03-0375697
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Great Valley Parkway, Suite 30 Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

(610) 981-6500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	PHAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry Into a Material Definitive Agreement.
PB6440 Asset Purchase Agreement
On January 13, 2020, PhaseBio Pharmaceuticals, Inc. (the “Company”) entered into an asset purchase agreement (the “PB6440 Agreement”) with Viamet Pharmaceuticals Holdings, LLC (“Viamet”) and its wholly-owned subsidiary, Selenity Therapeutics (Bermuda), Ltd. (“Selenity” and, together with Viamet, the “Sellers”), pursuant to which the Company acquired all of the assets and intellectual property rights related to the Sellers’ proprietary CYP11B2 inhibitor compound, formerly known as SE-6440 or VT-6440, and certain other CYP11B2 inhibitor compounds that are covered by the patent rights acquired by the Company under the PB6440 Agreement (together, “Compounds”). The Company intends to designate SE-6440 as PB6440, which the Company intends to develop for treatment-resistant hypertension. The acquired patent rights include 20 issued or pending US and foreign patents and patent applications, with the last issued patent acquired expected to expire in 2037.
Under the terms of the PB6440 Agreement, the Company is required to pay to Viamet:

•	an upfront fee of $100,000 upon the closing of the transaction;

•	up to $5.1 million upon the achievement of certain development and intellectual property milestones with respect to certain product candidates that contain a Compound;

•	up to $142.5 million upon the achievement of certain commercial milestones with respect to any approved product that contains a Compound; and

•	low- to mid-single digit royalty percentages on the net sales of approved products that contain a Compound, subject to customary reductions and offsets in specified circumstances.
The Company’s obligation to pay royalties expires on a product-by-product and country-by-country basis until the later of ten years from the first commercial sale of such product in such country and the expiration of the last-to-expire patent assigned to the Company with respect to such product. The PB6440 Agreement requires the Company to use commercially reasonable efforts to achieve the development and commercial milestones described above; however, the Company retains sole discretion over the development of any Compounds.
The PB6440 Agreement contains representations, warranties and covenants of the Company and the Sellers customary for a transaction of this nature. The PB6440 Agreement also contains customary indemnification provisions whereby the Sellers will indemnify the Company for certain losses arising out of any breach of the Sellers’ representations and warranties.
The foregoing description of the PB6440 Agreement is a summary only and is qualified in its entirety by reference to the terms of the PB6440 Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On January 13, 2020, the Company and the Sellers completed the acquisition of assets contemplated pursuant to the PB6440 Agreement. Reference is made to the description of the transaction set forth in Item 1.01 above, which is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.
Issuance of SFJ Warrant

On January 9, 2020, in connection with its entry into the co-development agreement (the “Co-Development Agreement”) with SFJ Pharmaceuticals X, Ltd., an SFJ Pharmaceuticals Group company (“SFJ”), the Company issued to SFJ a ten-year warrant (the “SFJ Warrant”) exercisable for 2,200,000 shares of the Company’s common stock at an exercise price per share equal to $6.5049 per share. The warrant is exercisable as follows: (i) 1,100,000 shares may be exercised at any time after January 9, 2020, provided that SFJ may not sell such exercised shares until one year after such date, and (ii) the remaining 1,100,000 shares may be exercised at any time at SFJ’s election if the results of the Company’s Phase 3 trial meet the interim primary endpoint as set forth in the Phase 3 trial protocol. The remaining 1,100,000 shares may also be exercised in connection with the consummation of an acquisition of the Company. The SFJ Warrant was issued in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).
The foregoing description of the SFJ Warrant is a summary only and is qualified in its entirety by reference to the terms of the SFJ Warrant, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
Item 7.01 Regulation FD Disclosure.
On January 13, 2019, the Company issued a press release announcing the PB6440 Agreement. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.
The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 13, 2020, titled "PhaseBio Announces Acquisition of Novel Oral Aldosterone Synthase Inhibitor to Develop for Treatment-Resistant Hypertension."

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PhaseBio Pharmaceuticals, Inc.

Dated: January 13, 2020	By:	/s/ John Sharp
John Sharp
Chief Financial Officer